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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Diversified Security Solutions, Inc. 2002 Stock Option Plan of our report dated March 8, 2004, with respect to the audited consolidated financial statements of Diversified Security Solutions, Inc. incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 2003 and filed with the Securities and Exchange Commission on April 1, 2004.



/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
April 14, 2004